UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2014
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HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2014, the Board of Directors (the “Board”) of Highlands Bankshares, Inc. (the “Company”) determined to transition certain positions on the Board, effective immediately, following the unfortunate passing of the Company’s former Chairman, James D. Morefield.  Specifically, the Board appointed Dr. James D. Moore, Jr. as Chairman of the Board and Charles P. Olinger as President of the Company.  Dr. Moore had served as President of the Company until his appointment as Chairman.

In connection with the foregoing, Samuel L. Neese, the Executive Vice President and Chief Executive Officer of the Company and its wholly-owned subsidiary, Highlands Union Bank (the “Bank”), was appointed to the additional title of President of the Bank.

Mr. Olinger, age 64, has served on the Board of Highlands Bankshares, Inc. since 1995 and on the Board of the Bank since 1988.  Mr. Olinger is a certified public accountant and currently is principal partner with Blackley, Olinger & Associates, PLLC in Bristol, Tennessee. The Chairman and President of the Company are considered “officers” of the Company pursuant to the Company’s Bylaws, but are not employees of the Company or the Bank and are not deemed to be “executive officers.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: August 18, 2014	By:	/s/ Robert M. Little, Jr.
Robert M. Little, Jr.
Chief Financial Officer